Exhibit 99.1

Contact:	Dalip Puri	203-573-2153

Chemtura Announces Preliminary Second Quarter 2013

Operating Performance

PHILADELPHIA, PA – July 18, 2013 – Chemtura Corporation (NYSE / EURONEXT: “CHMT”) (the “Company,” “Chemtura,” “We,” “Us” or “Our”) today announced preliminary financial operating results for the second quarter ended June 30, 2013 in conjunction with the announcement of our offering of senior notes due 2021.

Our actual financial results for the second quarter of 2013 have not yet been finalized. As a result, our actual results may differ from the estimates below. The preliminary financial information has been prepared by, and is the sole responsibility of, our management. Our independent registered public accountant, KPMG LLP, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. We expect to release our Second Quarter 2013 earnings and file our Quarterly Report on Form 10-Q for the period ended June 30, 2013 after the market closes on July 30, 2013. We will be unable to respond to investor questions related to our second quarter performance until after we release our results on July 30, 2013.

We estimate that net sales and adjusted EBITDA for each reporting segment and the Company for the second quarter of 2013 will be:

	Quarter Ended
(Dollars in millions)	June 30, 2013	June 30, 2012
Net Sales
Industrial Performance Products	$254	$235
Industrial Engineered Products	201	236
Consumer Products	145	158
Chemtura AgroSolutions	135	112

Total Net Sales	$735	$741

Adjusted EBITDA
Industrial Performance Products	$38	$34
Industrial Engineered Products	26	48
Consumer Products	24	23
Chemtura AgroSolutions	35	29
Corporate	(14)	(16)

Total Adjusted EBITDA	$109	$118

Mr. Craig A. Rogerson, Chairman, President and CEO of Chemtura commented “With the benefit of particularly strong sales in North America and in South America, Chemtura AgroSolutions delivered record performance despite the delayed start to the Northern Hemisphere growing season this year. Our other segments performed in line with the expectations we discussed in our June 6, 2013 press release, but encouragingly, each delivered modest improvements. We look forward to discussing the details of our second quarter performance after we release our final results on July 30, 2013.”

Adjusted EBITDA is a financial measure that is not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Reconciliations of Adjusted EBITDA to the most directly comparable GAAP financial measure, operating income for each segment and the Company for the quarters ended June 30, 2013 and June 30, 2012, are provided below:

	Estimated for the Quarter Ended June 30, 2013
	Industrial	Industrial
	Performance	Engineered	Consumer	Chemtura
(Dollars in millions)	Products	Products	Products	AgroSolutions	Corporate	Total
Operating income	$31	$13	$21	$32	$(33)	$64
Depreciation and amortization	6	12	3	3	7	31
Facility closures, severance and related costs	—	—	—	—	11	11
Non-cash stock-based compensation	1	1	—	—	1	3

Adjusted EBITDA	$38	$26	$24	$35	$(14)	$109

	For the Quarter Ended June 30, 2012
	Industrial	Industrial
	Performance	Engineered	Consumer	Chemtura
(Dollars in millions)	Products	Products	Products	AgroSolutions	Corporate	Total
Operating income	$28	$38	$20	$23	$(31)	$78
Depreciation and amortization	6	10	3	5	6	30
Facility closures, severance and related costs	—	—	—	—	7	7
Non-cash stock-based compensation	—	—	—	1	2	3

Adjusted EBITDA	$34	$48	$23	$29	$(16)	$118

Second Quarter Earnings Q&A Teleconference

The Company will host a teleconference to review its second quarter results on Wednesday, July 31, 2013, at 9:00 AM (EDT). Copies of the second quarter release, as well as informational slides, and a webcast of the teleconference will be available on the Investor Relations section of the Company’s website at www.chemtura.com.

Participants are asked to dial in approximately 10 minutes prior to the start time.

The domestic call-in number is: (877) 494-3128

The international call-in number is: (404) 665-9523

The conference ID code is: 96369892

A replay of the call will be available for thirty days, starting at 10:00 AM (EST) Wednesday, July 31, 2013. To access the replay, call (800) 585-8367, (855) 859-2056, or (404) 573-3406, and enter the access code above.

WEBCAST DETAILS:

Please use the link below to access the audio webcast on the day of the call. https://event.webcasts.com/starthere.jsp?ei=1018591

Chemtura Corporation, with 2012 sales of $2.6 billion1, is a global manufacturer and marketer of specialty chemicals, agrochemicals and pool, spa and home care products. Additional information concerning Chemtura is available at www.Chemtura.com.

[1]	2012 net sales of $2.6 billion reflects discontinued operations treatment for the sale of Chemtura’s Antioxidants business.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Exchange Act of 1934, as amended. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	The cyclical nature of the global chemicals industry;

•	Increases in the price of raw materials or energy and our ability to recover cost increases through increased selling prices for our products;

•	Disruptions in the availability of raw materials or energy;

•	Our ability to implement our growth strategies in rapidly growing markets and faster growing regions;

•	Our ability to execute timely upon our portfolio management strategies and mid and long range business plans;

•	Our ability to obtain the requisite regulatory and other approvals to implement the plan to build a new multi-purpose manufacturing facility in Nantong, China;

•	Declines in general economic conditions;

•	The ability to comply with product registration requirements of regulatory authorities, including the U.S. food and drug administration (the “FDA”) and European Union REACh legislation;

•	The effect of adverse weather conditions;

•	Demand for Chemtura AgroSolutions segment products being affected by governmental policies;

•	Current and future litigation, governmental investigations, prosecutions and administrative claims;

•	Environmental, health and safety regulation matters;

•	Federal regulations aimed at increasing security at certain chemical production plants;

•	Significant international operations and interests;

•	Our ability to maintain adequate internal controls over financial reporting;

•	Exchange rate and other currency risks;

•	Our dependence upon a trained, dedicated sales force;

•	Operating risks at our production facilities;

•	Our ability to protect our patents or other intellectual property rights;

•	Whether our patents may provide full protection against competing manufacturers;

•	Our ability to remain technologically innovative and to offer improved products and services in a cost-effective manner;

•	The risks to our joint venture investments resulting from lack of sole decision making authority;

•	Our unfunded and underfunded defined benefit pension plans and post-retirement welfare benefit plans;

•	Risks associated with strategic acquisitions and divestitures;

•	Risks associated with possible climate change legislation, regulation and international accords;

•	The ability to support the carrying value of the goodwill and long-lived assets related to our businesses;

•	Whether we repurchase any additional shares of our common stock that our Board of Directors has authorized us to purchase and the terms on which any such repurchases are made; and

•	Other risks and uncertainties described in our filings with the Securities and Exchange Commission, including Item 1A, Risk Factors, in our Annual Report on Form 10-K.

These statements are based on our estimates and assumptions and on currently available information. Our forward-looking statements include information concerning possible or assumed future results of operations, and our actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this press release was issued. We undertake no duty to update any forward-looking statements to conform the statements to actual results or changes in our operations.